UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

---------------

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2016

CHINA ADVANCED CONSTRUCTION MATERIALS GROUP, INC.
(Exact name of Registrant as specified in charter)

Nevada	001-34515	20-8468508
(State or Other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

9 North West Fourth Ring Road Yingu Mansion Suite 1708
Haidian District Beijing, People’s Republic of China 100190
(Address of principal executive offices) (Zip Code)

+86 10 82525361
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

[   ] Soliciting material pursuant to Rule14a-12 under the Exchange Act (17CFR240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e -4(c))

Item 5.07.             Submission of Matters to a Vote of Security Holders.

On June 30, 2016, China Advanced Construction Materials Group, Inc., a Nevada corporation (the “Company”), held an annual meeting of its stockholders (the “Meeting”). Holders of 973,347 shares of common stock were present in person or by proxy at the Meeting, representing 44.6% of 2,180,799 shares, the total outstanding shares, which achieved a quorum of more than one-third of the shares outstanding and entitled to vote at the Meeting as of the record date. The following proposals were submitted to a vote of the stockholders of the Company: (i) the election of each of the persons listed below to serve as a director of the Company for a term that will continue until the next annual meeting of stockholders, until a successor has been duly elected and qualified or until the director’s earlier resignation, death or removal, and (ii) the approval of the amendment No.3 to the Company’s 2009 Equity Incentive Plan (the “Plan”) to increase 200,000 shares of common stock reserved under the Plan. Company’s inspector of elections reported the vote of the stockholders as follows. No broker Non-votes are counted.

Proposal 1: The election of directors.

Name	Votes For	Withheld	Votes	Abstentions
			Against
Xianfu Han	969,275	4,072	-	-
Weili He	969,180	4,167	-	-
Tao Jin	957,318	16,029	-	-
Xinyong Gao	957,256	16,091	-	-
Ken Ren	957,376	15,971	-	-

Proposal 2: The approval of the Amendment No. 3 to the Company’s 2009 Equity Incentive Plan to increase 200,000 shares of common stock reserved under the Plan.

Votes For	Votes	Abstentions
	Against
951,799	21,523	25

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 7, 2016	CHINA ADVANCED CONSTRUCTION MATERIALS GROUP, INC.

By: /s/ Xianfu Han
Xianfu Han
Chief Executive Officer